Exhibit 10.4

SECOND AMENDMENT TO LEASE AGREEMENT

(Myriad Genetics: Phase IV)

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is effective as of the 16th day of February, 2007, by and between BOYER RESEARCH PARK ASSOCIATES VIII, L.C., a Utah limited liability company (“Landlord”), and MYRIAD GENETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement, dated May 31, 2005, as amended by that certain Amendment to Lease Agreement (the “First Amendment”), dated November 28, 2006 (together, as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Lease”). Capitalized terms which are used herein but not otherwise defined shall have the same meanings assigned to them in the Lease.

B. Landlord has completed the construction of the space which Tenant is leasing pursuant to the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm, among other things, the Commencement Date of the Lease and the expiration date of the initial term of the Lease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Section 1.1(c). Section 1.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“(c) The exclusive right to use two hundred fifty (250) designated stalls in the parking structure under the Building.”

2. Amendment to Section 2.1. Section 2.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.1 Length of Term. The term of this Lease shall be for a period of fifteen (15) years, plus the partial calendar month following the Commencement Date (as defined in Section 2.2 below), which term shall commence on the Commencement Date and expire on January 31, 2022.”

3. Amendment to Section 2.2. Section 2.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.2 Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant’s obligation to pay rent shall commence on January 15, 2007 (the “Commencement Date”).”

4. Amendment to Defined Term “Target Date”. The phrase “December 16, 2006 (“Target Date”)” appearing in Section 1.3 of the Lease is hereby replaced with the phrase “January 15, 2007 (“Target Date”)”; the phrase “a December 16, 2006 Target Date” appearing in the second-to-last sentence of Section I.A. of Exhibit “C” to the Lease is hereby replaced with the phrase “a January 15, 2007 Target Date”; and all references in the Lease (including any Exhibits thereto) to “Target Date” shall be deemed to refer to January 15, 2007.

5. Total Project Cost. Notwithstanding anything set forth in the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that the exact and final Total Project Cost (as such term is defined in the First Amendment) is Twelve Million Six Hundred Fifty-Two Thousand Seven Hundred Seventy-Three Dollars ($12,652,773). Accordingly, the Basic Annual Rent (as such Term is defined in Section 3.1 of the Lease), as calculated on the basis of the foregoing final Total Project Cost, payable by Tenant under the Lease commencing on the Commencement Date shall be in the amount of One Million Five Hundred Eighty-One Thousand Five Hundred Ninety-Seven Dollars ($1,581,597) (i.e., twelve and one-half percent (12.5%) of the final Total Project Cost).

6. Effect of Amendment. In the event of any inconsistency between the terms of this Amendment and the Lease, the terms of this Amendment shall control. Except as modified by this Amendment, the Lease is hereby ratified and affirmed in its entirety. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

“LANDLORD”:

BOYER RESEARCH PARK ASSOCIATES VIII, L.C., a Utah limited liability company, by its Manager

THE BOYER COMPANY, L.C., a Utah limited liability company

By:	/s/ Deron M. Glenn
Name:	Deron M. Glenn
Its:	Manager

“TENANT”:

MYRIAD GENETICS, INC., a Delaware corporation

By:	/s/ Jay Moyes
Name:	Jay Moyes
Its:	CFO

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